News Release

FOR IMMEDIATE RELEASE

PLUG POWER RECEIVES NASDAQ EXTENSION

LATHAM, NY – February 2, 2011 – Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable energy solutions, today announced that the NASDAQ Listing Qualifications Panel (the “Panel”) has granted the Company’s request for continued listing on The NASDAQ Capital Market pursuant to an extension of time, as permitted under NASDAQ’s Listing Rules, to comply with the minimum $1.00 bid price requirement.  In accordance with the Panel’s decision, on or before June 6, 2011, the Company must evidence compliance with the bid price requirement for a minimum of ten consecutive business days.  Under NASDAQ’s rules, June 6, 2011, represents the maximum length of time that the Panel may grant the Company to regain compliance with the bid price requirement.

The determination follows the Company’s hearing before the Panel on January 20, 2011, at which the Panel considered the Company’s plan to regain and sustain compliance with the bid price requirement.  While the Company is working diligently to regain and sustain compliance with all applicable requirements for continued listing on NASDAQ, there can be no assurance that the Company will be able to do so.

About Plug Power Inc.

The architects of modern fuel cell technology, Plug Power revolutionized the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints.  Long-standing relationships with industry leaders forged the path for our key accounts, including Wegmans, Whole Foods, and FedEx Freight.  With more than 1,000 units in the field and over 2 million hours of runtime, Plug Power manufactures tomorrow’s incumbent power solutions today. Visit us at www.plugpower.com.

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Plug Power Inc. Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to expectations regarding revenues and product orders for 2010. These statements are based on current expectations that are subject to certain assumptions, risks and uncertainties, any of which are difficult to predict, are beyond our control and that may cause our actual results to differ materially from the expectations in our forward-looking statements including statements regarding the risk that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; the cost and timing of developing our products and our ability to raise the necessary capital to fund such development costs; the ability to achieve the forecasted gross margin on the sale of our products; the actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our GenDrive system; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to improve system reliability for GenDrive; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to manufacture products on a large-scale commercial basis; our ability to protect our intellectual property; the cost of complying with current and future governmental regulations; and other risks and uncertainties discussed under "Item IA-Risk Factors" in our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission ("SEC") on March 16, 2010, and the reports we file from time to time with the SEC.  Plug Power does not intend to, and undertakes no duty to update any forward-looking statements as a result of new information or future events.

Media Contact:

Reid Hislop

Plug Power Inc.

Phone: (518) 782-7700 ext. 1360
Investor Relations Contact: Cathy Yudzevich Plug Power Inc. Phone: (518) 782-7700 ext. 1448